Exhibit 99.1
EXPENSIFY ANNOUNCES Q2 2025 RESULTS
Total interchange derived from the Expensify Card grew to $5.3 million, an increase of 31% as compared to the same period last year.
PORTLAND, Ore.--(BUSINESS WIRE)--August 7, 2025-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended June 30, 2025.
A Message From Our Founder
Q2 finished strong, with F1® The Movie putting the Expensify brand on-screen over an estimated 650 times for a total of more than 35 minutes (sometimes over 10 feet tall, if you saw it in IMAX). With a $500 million box office to date, that's easily tens of millions of moviegoers, with potentially many more to go. We believe that's on pace to be seen by more people than saw our 30 second Superbowl ad, but with over 60x more screen time… and our name on the winning team.
While ROI on this can be hard to measure, independent brand awareness surveys are already showing 50% gains in our target demographics – and 350% gains in the highly coveted 18-24 demographic, the trendsetters of the future. We couldn't possibly be more pleased with the result of this major bet taken years ago, which we expect to benefit us for years to come. To prepare for this, and in recognition of F1's global appeal, we spent the last quarter strengthening our international offering:
•Most exciting: the Expensify Card is expected to be available in the UK and most of the EU this month (and Canada is on the way)! This means over 30 million more businesses in 18 new countries have access to the Expensify Card for the first time.
•Additionally, we added support for third party card feeds from over 10,000 additional banks, including numerous international banks in F1 viewing regions.
•Card support wouldn't mean much without language support, so we now support 10 total languages, including Spanish, French, German, Italian, Japanese, and more.
•Finally, to lower the barrier to adoption in this new market, we have added support for EUR billing, adding to our other billing options in USD, GBP, AUD, and NZD, with support for CAD on the way.
Beyond F1 and international expansion, the core business continues its rock solid performance. Q2 cash flows from operating activities is down 4% y/y but FCF is up 10% y/y – even despite F1 payments – supporting a $3.0 million buyback of EXFY shares last quarter, and an increase of the midpoint of our full year 2025 FCF guidance by $2.0 million to $19.0 million - $23.0 million. The migration of customers from Classic to New Expensify continues at a brisk pace as New Expensify gains in capabilities, adds support for local reimbursements to most countries worldwide, and gets just a little faster every day (my personal favorite: switching pages is now 235% faster than it was the first week of March – a small detail, but one that I hit a hundred times a day).
And last but not least, no message in this day and age would be complete without some mention of AI. This is something I personally spend nearly all my time on, and couldn't be more excited about. I've talked a big game about achieving financial AI supremacy, and Q3 is when we expect to start rolling out features to get us closer to that goal. Stay tuned!
-david
Founder and CEO of Expensify

Exhibit 99.1
Second Quarter 2025 Highlights
Financial:
•Revenue was $35.8 million, an increase of 7% compared to the same period last year.
•Generated $8.9 million of cash from operating activities.
•Free cash flow was $6.3 million.
•Net loss was $8.8 million, compared to $2.8 million for the same period last year.
•Non-GAAP net loss was $1.9 million.
•Adjusted EBITDA was $(1.4) million.
•Interchange derived from the Expensify Card grew to $5.3 million, an increase of 31% compared to the same period last year.
•See Financial Outlook section for Free Cash Flow guidance for fiscal year ending December 31, 2025.
Business:
•Paid members - Paid members were 652,000, a decrease of 5% compared to the same period last year.
•Expensify Travel - Expensify Travel saw a 44% increase in quarterly travel bookings.
•Share repurchase - The company repurchased 1,285,336 shares of its Class A common stock, totaling approximately $3.0 million.
•International expansion - The company added support for 10,000+ banks worldwide and launched Euro-based billing.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.
Free Cash Flow
Expensify estimates Free Cash Flow of $19.0 million to $23.0 million for the fiscal year ending December 31, 2025.
The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
Stock Based Compensation
An estimate of expected stock-based compensation for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately four years remaining).
Est. stock-based compensation (millions)

	Q3 2025		Q4 2025		Q1 2026		Q2 2026
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$2.4	$3.2	$2.2	$3.0	$2.1	$2.9	$2.1	$2.9
Research and development	1.7	2.3	1.6	2.2	1.6	2.2	1.5	2.1
General and administrative	1.0	1.4	1.0	1.4	0.9	1.3	0.9	1.3
Sales and marketing	0.8	1.0	0.8	1.0	0.8	1.0	0.7	0.9
Total	$5.9	$7.9	$5.6	$7.6	$5.4	$7.4	$5.2	$7.2

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.
Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, and free cash flow.
We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-

Exhibit 99.1
GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.
Adjusted EBITDA. We define adjusted EBITDA as net loss excluding (benefit from) provision for income taxes, other (income) expenses, net, depreciation and amortization, and stock-based compensation expense.
Non-GAAP net income. We define non-GAAP net income as net loss excluding stock-based compensation expense.
Free cash flow. We define Free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.
The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.
Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs, which have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on our business operations as a result of using artificial intelligence or other machine learning technologies in our

Exhibit 99.1
services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including geopolitical uncertainty and instability, and their effects on software spending; our ability to protect against security incidents, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; the impact of tariffs and global trade disruptions on us, our customers and our vendors, including the impact on inflation, supply chains and consumer sentiment; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
About Expensify
Expensify a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills. More than 15 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.
Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of June 30,	As of December 31,
	2025	2024
Assets
Cash and cash equivalents	$60,519	$48,772
Accounts receivable, net	12,247	12,701
Settlement assets, net	52,715	42,406
Prepaid expenses	2,524	12,089
Other current assets	24,277	20,908
Total current assets	152,282	136,876
Capitalized software, net	14,866	16,232
Property and equipment, net	13,363	13,621
Lease right-of-use assets	5,094	5,441
Deferred tax assets, net	503	499
Other assets	1,030	1,011
Total assets	$187,138	$173,680
Liabilities and stockholders' equity
Accounts payable	$1,557	$196
Accrued expenses and other liabilities	9,035	8,240
Lease liabilities, current	740	729
Settlement liabilities	37,093	28,845
Total current liabilities	48,425	38,010
Lease liabilities, non-current	5,378	5,738
Other liabilities	1,520	1,689
Total liabilities	55,323	45,437
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001
Class A common stock; 1,000,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 80,545,905 and 79,471,414 shares of Class A common stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively
LT10 common stock; 21,871,197 shares authorized as of June 30, 2025 and December 31, 2024; 4,209,827 shares of LT10 common stock issued and outstanding as of June 30, 2025 and December 31, 2024
LT50 common stock; 24,967,114 shares authorized as of June 30, 2025 and December 31, 2024; 7,891,478 and 7,695,524 shares of LT50 common stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively
	9	9
Additional paid-in capital	294,591	279,062
Accumulated deficit	(162,785)	(150,828)
Total stockholders' equity	131,815	128,243
Total liabilities and stockholders' equity	$187,138	$173,680

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$35,764	$33,288	$71,838	$66,823
Cost of revenue, net (1)	17,187	14,363	35,019	28,947
Gross margin	18,577	18,925	36,819	37,876
Operating expenses:
Research and development (1)	5,158	6,389	10,516	12,318
General and administrative (1)	9,411	9,245	20,240	20,676
Sales and marketing (1)	14,346	3,072	17,888	6,456
Total operating expenses	28,915	18,706	48,644	39,450
(Loss) income from operations	(10,338)	219	(11,825)	(1,574)
Other income (expenses), net	889	(260)	1,213	(1,214)
Loss before income taxes	(9,449)	(41)	(10,612)	(2,788)
Benefit from (provision for) income taxes	661	(2,723)	(1,345)	(3,757)
Net loss	$(8,788)	$(2,764)	$(11,957)	$(6,545)
Net loss per share:
Basic and diluted	$(0.10)	$(0.03)	$(0.13)	$(0.08)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	92,271,924	86,593,955	91,888,633	85,867,683

(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue, net	$2,770	$2,886	$5,809	$5,818
Research and development	2,018	3,144	4,421	5,894
General and administrative	1,178	1,703	2,749	3,405
Sales and marketing	961	648	1,938	788
Total stock-based compensation expense	$6,927	$8,381	$14,917	$15,905

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(11,957)	$(6,545)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,041	3,053
Reduction of operating lease right-of-use assets	279	273
Loss on impairment, receivables and sale or disposal of equipment	334	537
Stock-based compensation expense	14,917	15,905
Amortization of original issue discount and debt issuance costs	57	28
Deferred tax assets	(4)	(30)
Changes in assets and liabilities:
Accounts receivable, net	212	175
Settlement assets, net	(11,614)	(7,876)
Prepaid expenses	9,565	1,831
Other current assets	(2,186)	1,838
Other assets	(19)	(80)
Accounts payable	1,336	(425)
Accrued expenses and other liabilities	962	(1,105)
Operating lease liabilities	(281)	54
Settlement liabilities	8,248	4,887
Other liabilities	(169)	268
Net cash provided by operating activities	13,721	12,788
Cash flows from investing activities:
Purchases of property and equipment	(17)	—
Software development costs	(1,655)	(4,867)
Net cash used in investing activities	(1,672)	(4,867)
Cash flows from financing activities:
Principal payments of finance leases	(68)	(63)
Principal payments of outstanding debt	—	(75)
Payments for debt issuance costs	(88)	(71)
Repurchases of early exercised stock options	—	(32)
Proceeds from common stock purchased under Matching Plan	2,610	2,004
Proceeds from issuance of common stock upon exercise of stock options	117	53
Repurchase and retirement of common stock	(3,026)	—
Net cash (used in) provided by financing activities	(455)	1,816
Net increase in cash and cash equivalents and restricted cash	11,594	9,737
Cash and cash equivalents and restricted cash, beginning of period	90,834	96,658
Cash and cash equivalents and restricted cash, end of period	$102,428	$106,395
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$903
Cash paid for income taxes	$4,418	$2,439
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$775	$1,561
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$31	$290
Fair value of common stock issued to settle liability-classified restricted stock units	$343	$—
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$60,519	$53,234
Restricted cash included in other current assets	21,132	30,591
Restricted cash included in settlement assets, net	20,777	22,570
Total cash, cash equivalents and restricted cash	$102,428	$106,395

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,
	2025	2024
Net loss	$(8,788)	$(2,764)
Net loss margin	(25)%	(8)%
Add:
(Benefit from) provision for income taxes	(661)	2,723
Other (income) expenses, net	(889)	260
Depreciation and amortization	2,018	1,590
Stock-based compensation expense	6,927	8,381
Adjusted EBITDA	$(1,393)	$10,190
Adjusted EBITDA margin	(4)%	31%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended June 30,
	2025	2024
Net loss	$(8,788)	$(2,764)
Net loss margin	(25)%	(8)%
Add:
Stock-based compensation expense	6,927	8,381
Non-GAAP net (loss) income	$(1,861)	$5,617
Non-GAAP net (loss) income margin	(5)%	17%

Free Cash Flow and Free Cash Flow Margin

	Three Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$8,916	$9,317
Operating cash flow margin	25%	28%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	(603)	1,756
Settlement liabilities	(828)	(3,317)
Less:
Purchases of property and equipment	(17)	—
Software development costs	(1,157)	(2,038)
Free cash flow	$6,311	$5,718
Free cash flow margin	18%	17%